SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2004
                                                          ---------------

                             PROVIDENT BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                    0-25233                    80-0091851
           --------                    -------                    ----------
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Rella Boulevard, Montebello, New York                            10901
-----------------------------------------                            -----
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:   (845) 369-8040
                                                      --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01       Completion of Acquisition or Disposition of Assets
                --------------------------------------------------

         On October 1, 2004, the merger of Warwick Community Bancorp, Inc. ("WSBI") with and into Provident Bancorp, Inc. ("Provident"), as contemplated by the Agreement and Plan of Merger dated as of March 15, 2004 by and between Provident and WSBI (the "Agreement"), was completed. In accordance with the Agreement, 50% of the outstanding shares of common stock of WSBI were exchanged for shares of Provident common stock at an exchange rate of 2.7810 shares of Provident common stock per share of WSBI common stock (with cash paid in lieu of fractional shares at a rate of $11.612 per whole share) and the conversion of 50% of the outstanding shares of WSBI common stock into cash at a rate of $32.26 per share. The aggregate consideration paid in the merger consisted of approximately $72.6 million in cash (including cash paid in lieu of fractional shares) and approximately 6,257,892 shares of Provident common stock. The transaction was accounted for using the purchase method of accounting.

         The preceding is qualified in its entirety by reference to the Merger Agreement and a press release, which are attached as Exhibits 2.1 and 99.1 to this Form 8-K, respectively, and are incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
                  --------------------------------------------

         (d) In connection with the merger of WSBI with and into Provident, and pursuant to Section 2.5 of the Agreement, Provident appointed Thomas G. Kahn for a term of office expiring at the annual meeting of stockholders to be held following the year ending September 30, 2005, and R. Michael Kennedy for a term of office expiring at the annual meeting of stockholders to be held following the year ending September 30, 2006. It is expected that Mr. Kahn will be appointed to the Asset/Liability Management Committee of Provident Bank's Board of Directors, and that Mr. Kennedy will be appointed to the Loan Committee of Provident Bank's Board of Directors. Messrs. Kahn and Kennedy are not party to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.        Financial Statements and Exhibits

         (a)      Financial statements of business acquired.

                  (i) The Audited Consolidated Statements of Financial Condition at December 31, 2003 and 2002 and the Audited Consolidated Statements of Income for the years ended December 31, 2003, 2002 and 2001 of WSBI are incorporated herein by reference by Exhibit 99.2.

                  (ii) The Unaudited Consolidated Statements of Financial Condition at June 30, 2004 and the Unaudited Consolidated Statements of Income for the six months ended June 30, 2004 are incorporated herein by reference by Exhibit 99.3.

         (b)      Pro forma financial information.

                  (i) Unaudited Combined Condensed Consolidated Pro Forma Financial Data will be provided by Provident Bancorp by an amendment to this Form 8-K not later than 71 days after the date that this Form 8-K must be filed.

         (c)      Exhibits.

                  Exhibit No.               Description
                  -----------               -----------

                    2.1 Agreement and Plan of Merger, dated as of March 15, 2004, by and between Provident Bancorp, Inc. and Warwick Community Bancorp, Inc. (incorporated by reference to Provident Bancorp, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2004 (Commission File No. 0-25233)).

                    99.1      Provident   Bancorp,   Inc.  press  release  dated
                              October 1, 2004.

                    99.2 Audited Financial Statements of Warwick Community Bancorp, Inc. (incorporated by reference to Warwick Community Bancorp, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004 (Commission File No. 23293)).

                    99.3 Unaudited Financial Statements of Warwick Community Bancorp, Inc. (incorporated by reference to Warwick Community Bancorp, Inc.'s Annual Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2004 (Commission File No. 23293)).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        PROVIDENT BANCORP, INC.



Date:   October 5, 2004             By: /s/ Paul A. Maisch
                                        ----------------------------------------
                                        Paul A. Maisch
                                        Senior Vice President and
                                        Chief Financial Officer

                                  EXHIBIT INDEX

The following exhibits are filed as part of this report:


                  Exhibit No.               Description
                  -----------               -----------

                    99.1      Provident   Bancorp,   Inc.  press  release  dated
                              October 1, 2004.